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                                                                     EXHIBIT 3.5

                            CERTIFICATE OF AMENDMENT
                                       TO
                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                          UNITED INDUSTRIES CORPORATION

                                 *   *   *   *

            ADOPTED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 242
                         OF THE GENERAL CORPORATION LAW
                            OF THE STATE OF DELAWARE

                                 *   *   *   *

          Robert L. Caulk, being the President of United Industries Corporation, a corporation duly organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY as follows:

          FIRST: The Board of Directors of the Corporation adopted the resolutions set forth below proposing an amendment to the Amended and Restated Certificate of Incorporation of the Corporation (the "Amendment") and directed that the Amendment be submitted to the holders of the issued and outstanding shares capital stock of the Corporation entitled to vote thereon for their consideration and approval:

          "RESOLVED, that the Amended and Restated Certificate of Incorporation of the Corporation (the "Restated Certificate of Incorporation") be, and hereby is, amended in accordance with Section 242 of the General Corporation Law of the State of Delaware by deleting Part A of Article Four thereof in its entirety and substituting Part A of Article Four as set forth on Exhibit A attached hereto.

          FURTHER RESOLVED, that the Board hereby determines and declares that the foregoing proposed amendment to the Amended and Restated Certificate of Incorporation (the "Amendment") is advisable and in the best interests of the Corporation and hereby directs that said Amendment be submitted to the holders of the issued and outstanding shares of capital stock of the Corporation entitled to vote thereon for their consideration and approval.

          FURTHER RESOLVED, that upon the approval of the holders of the issued and outstanding shares of capital stock of the Corporation entitled to vote thereon, any the President, any Vice President, Secretary, any Assistant Secretary (collectively referred to herein as the ("Proper Officers") be, and each hereby is, authorized and empowered to execute a Certificate of Amendment to the Amended and Restated

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     Certificate of Incorporation (the "Certificate of Amendment") in the name and on behalf of the Corporation and under its corporate seal or otherwise, and to cause the Certificate of Amendment to be filed with the office of the Secretary of State of Delaware and in the office of the Recorder of Deeds for New Castle County, Delaware.

          SECOND: The Amendment was duly adopted in accordance with Section 228 and Section 242 of the General Corporation Law of the State of Delaware by the holders of at least a majority of the issued and outstanding shares of the capital stock of the Corporation entitled to vote thereon. Written notice has been given to the holders of the issued and outstanding shares of Common Stock of the Corporation who have not consented in writing to the Amendment.

                           *     *     *     *     *     *

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          IN WITNESS WHEREOF, the undersigned does hereby certify under penalties of perjury that this Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Corporation is the act and deed of the undersigned and the facts stated herein are true and accordingly has hereunto set his hand this 7th day of May, 2002.


                                             United Industries Corporation,
                                             a Delaware corporation


                                             By:     /s/ Robert L. Caulk
                                                  ---------------------------
                                                     Name:  Robert L. Caulk
                                                     Title: President

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                                                                       EXHIBIT A

                                  ARTICLE FOUR

PART A.        AUTHORIZED CAPITAL STOCK.

          The total number of shares of capital stock which the Corporation has authority to issue is Eighty-Seven Million Two Hundred Forty Thousand (87,240,000) consisting of (A) Forty Thousand (40,000) shares of Preferred Stock, par value $0.01 per share (the "Preferred Stock") and (B) Eighty-Seven Million Two Hundred Thousand (87,200,000) shares of Common Stock, par value $0.01 per share (the "Common Stock"), divided into two classes. The designation of each class of Common Stock, the number of shares of each class authorized, and the par value, of the shares of each class are as follows:

                                                                 NUMBER OF          PAR VALUE
CLASS                                                             SHARES            PER SHARE
-----                                                            ---------          ---------
Class A Voting Common Stock ("Class A Common")                   43,600,000           $ 0.01

Class B  Non-Voting Common Stock ("Class B Common")              43,600,000           $ 0.01

          The Board of Directors of the Corporation shall be authorized, subject to the limitations prescribed by the General Corporation Law of the State of Delaware, to provide for the issuance of shares of Preferred Stock in one or more classes, to establish from time to time the number of shares to be included in such classes and to fix the designation, powers, preferences, and rights of the shares of each class and the qualifications, limitations or restrictions thereof.